UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2019

Green Brick Partners, Inc.

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(Exact name of registrant as specified in its charter)

Delaware				001-33530	20-5952523
(State or other jurisdiction of incorporation)				(Commission File Number)	(IRS Employer Identification Number)
2805 Dallas Pkwy	,	Ste 400
Plano	,	TX	75093	(469)	573-6755
(Address of principal executive offices, including Zip Code)				(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report) Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GRBK	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 4, 2019, the Board of Directors (the “Board”) of Green Brick Partners, Inc. (the “Company”) determined that the Company is expected to use all of its remaining net operating losses during the fiscal year ending December 31, 2019. Based on the Board’s determination regarding the net operating losses, the Board further determined that the Restriction Release Date (as defined in Article V of the Company’s Amended and Restated Certificate of Incorporation) will be January 1, 2020. Beginning January 1, 2020, there will no longer be a 4.99% limitation on the ownership of the Company’s stock. Relatedly, the Section 382 Rights Agreement, dated March 27, 2014, as amended (the “382 Rights Agreement”), expired on March 27, 2019, and the rights of certain stockholders under the 382 Rights Agreement are of no further force or effect. In connection with the expiration of the 382 Rights Agreement, each preferred share purchase right to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock Purchase Rights”) will be delisted from trading on The Nasdaq Stock Market LLC through the filing of a Form 25. The Company also plans to file a Form 15 with the Securities and Exchange Commission with respect to the Preferred Stock Purchase Rights.

Forward-Looking and Cautionary Statements:

Any statements in this Current Report on Form 8-K about the Company’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “should,” “predicts,” “potential,” “expects,” “future,” “positioned,” “believes,” “projects,” “estimates” and similar expressions, as well as statements in the future tense. These statements are based on assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances, as of the date of this press release. All such forward-looking statements involve estimates and assumptions that are subject to factors that could cause actual results to differ materially from the results expressed in the statements, and you should not place undue reliance on any such forward-looking statements. Among the factors that could cause actual results to differ materially are the following: general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; the failure to recruit, retain and develop highly skilled and competent employees; management and integration of acquisitions; labor and raw material shortages; an inability to acquire land for reasonable prices; an inability to develop and sell communities; government regulation risks; mortgage financing availability and volatility; severe weather or natural disasters; difficulty in obtaining sufficient capital; poor relations with community residents; and our debt and related service obligations. Additional factors that could cause actual results to differ are discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BRICK PARTNERS, INC.
By:	/s/ Richard A. Costello
Name:	Richard A. Costello
Title:	Chief Financial Officer

Date:    November 8, 2019